As filed with the Securities and Exchange Commission on July 17, 2001

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.(Exact name of registrant as specified in its charter) Canada (State or other jurisdiction of incorporation or organization) N/A (I.R.S. Employer Identification No.)

926 West Sprague Avenue Suite 200 Spokane, Washington 99201
(Address of principal executive offices)

GOLD RESERVE KSOP PLAN(Full title of the plan)

ROCKNE J. TIMM 926 West Sprague Avenue, Suite 200 Spokane, Washington 99201
(509) 623-1500(Name, address and telephone number, including area code, of agent for service) with a copy to:

JONATHAN B. NEWTON Baker & McKenzie 2001 Ross Avenue, Suite 2300 Dallas, Texas 75201 (214) 978-3000

CALCULATION OF REGISTRATION FEE


                                         Proposed        Proposed
                                         maximum         maximum             Amount of
Title of securities     Amount to be     offering price  aggregate           registration
to be registered (1)    Registered       per share (2)   offering price (2)  fee

Class A Common Shares,
no par value            300,000 Shares   $1.035          $310,500            $77.63

Class A Common Share
Purchase Rights         300,000 Rights   N/A             N/A                 N/A (3)


(1) The Class A Common Shares, no par value per share (the "Class A Common Shares"), of Gold Reserve Inc. (the "Company") being registered hereby relate to the Gold Reserve KSOP Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional Class A Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the bid and asked price of the Class A Common Shares on July 11, 2001, as reported on the Over the Counter Bulletin Board.

(3) In accordance with Rule 457(g), no additional registration fee is required in respect of the Class A Common Share Purchase Rights.


INCORPORATION BY REFERENCE

The 300,000 Class A Common Shares, and Class A Common Share Purchase Rights attaching to such shares, being registered hereby were approved pursuant to the terms of the Plan by the Board of Directors and shareholders of the Company on December 19, 2000 and June 8, 2001, respectively. Pursuant to Instruction E of Form S-8, (1) the contents of the following Registration Statements of Gold Reserve Corporation, as assumed by the Company as successor issuer, on Form S-8 as filed with the Securities and Exchange Commission: (a) Registration Statement on Form S-8 (Registration No. 033-61113), as amended; (b) Registration Statement on Form S-8 (Registration No. 033-58700), as amended; (c) Registration Statement on Form S-8 (Registration No. 033-69912), as amended; and (d) Registration Statement on Form S-8 (Registration No. 033-35595); and (2) the contents of the Registration Statement on Form S-8 (Registration No. 333-92587), as amended, of the Company as filed with the Securities and Exchange Commission, are incorporated herein by reference.

Item 8.	Exhibits
The following are filed as exhibits to this Registration Statement:

Exhibit
Number  Description

4.1 Gold Reserve KSOP Plan (incorporated by reference to Gold Reserve Corporation's Proxy Statement, dated June 14, 1994, which was mailed to Gold Reserve Corporation's shareholders in connection with the Annual Meeting of Shareholders held on July 22, 1994)

4.2 Restated Articles of Incorporation of the Company, filed November 20, 1998 (incorporated by reference to Exhibit No. 3.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.3 Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4 Rights Agreement, dated as of October 5, 1998, between the Company and Montreal Trust Company of Canada (incorporated by reference to Exhibit No. 4.3 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.5 Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

5.0     Form of Opinion of Veale, Kilpatrick, Austring, Fendrick & Fairman*

23.1    Consent of Veale, Kilpatrick, Austring, Fendrick & Fairman
        (See Exhibit 5.0)*

23.2    Consent of PricewaterhouseCoopers LLP*
________________
*	Filed herewith.


SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on July 12, 2001.

GOLD RESERVE INC.

By:   /s/ Rockne J. Timm
      ROCKNE J. TIMM
      Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Rockne J. Timm as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

Signature                 Title                                   Date

/s/ Rockne J. Timm	  Chairman of the Board, President and    July 12, 2001
ROCKNE J. TIMM            Chief Executive Officer (Principal
                          Executive Officer)

/s/ Robert A. McGuinness  Vice President Finance and Chief        July 12, 2001
ROBERT A. McGUINNESS      Financial Officer (Principal Financial
                          and Accounting Officer)

/s/ A. Douglas Belanger   Executive Vice President and Director	  July 12, 2001
A. DOUGLAS BELANGER

/s/ James P.Geyer	  Senior Vice President and Director      July 12, 2001
JAMES P. GEYER

/s/ James H. Coleman	  Director                                July 12, 2001
JAMES H. COLEMAN

/s/ Patrick D. McChesney  Director                                July 12, 2001
PATRICK D. McCHESNEY

/s/ Chris D. Mikkelsen	  Director                                July 12, 2001
CHRIS D. MIKKELSEN

/s/ Jean Charles Potvin	  Director                                July 12, 2001
JEAN CHARLES POTVIN

EXHIBIT INDEX

Exhibit
Number  Description

4.1 Gold Reserve KSOP Plan (incorporated by reference to Gold Reserve Corporation's Proxy Statement, dated June 14, 1994, which was mailed to Gold Reserve Corporation's shareholders in connection with the Annual Meeting of Shareholders held on July 22, 1994)

4.2 Restated Articles of Incorporation of the Company, filed November 20, 1998 (incorporated by reference to Exhibit No. 3.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.3 Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Company's Registration Statement on Form S4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4 Rights Agreement, dated as of October 5, 1998, between the Company and Montreal Trust Company of Canada (incorporated by reference to Exhibit No. 4.3 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.5 Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

5.0     Form of Opinion of Veale, Kilpatrick, Austring, Fendrick & Fairman*

23.1    Consent of Veale, Kilpatrick, Austring, Fendrick & Fairman
        (See Exhibit 5.0)*

23.2    Consent of PricewaterhouseCoopers LLP*
________________
 *	Filed herewith.




EXHIBIT 5.0


June 25, 2001



Gold Reserve Inc.
926 West Sprague Avenue Suite 200
Spokane, Washington 99201

Dear Sirs/Mesdames:

Re: SECURITIES AND EXCHANGE COMMISSION FORM S-8

We are Yukon counsel to Gold Reserve Inc., a company incorporated under the laws of the Yukon Territory (the "Company"). The Company intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (a) 300,000 Class A Common Shares, no par value per share, of the Company (the "Class A Common Shares"), including the Class A Common Share Purchase Rights attaching to such shares pursuant to that certain Rights Agreement, dated as of October 5, 1998, between the Company and Montreal Trust Company of Canada (the "Rights Agreement"), which shall be issued pursuant to the Gold Reserve KSOP Plan, as amended (the "Plan"), and (b) such additional Class A Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares are collectively referred to as the "Securities").

In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Plan and, as appropriate, the Rights Agreement, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan and, as appropriate, the Rights Agreement, the Securities will be validly issued, fully paid and nonassessable.

This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours truly,



Veale, Kilpatrick, Austring, Fendrick & Fairman



EXHIBIT 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2001 relating to the consolidated financial statements of Gold Reserve Inc., which appears in Gold Reserve Inc.'s Annual Report on Form 20-F for the year ended December 31, 2000.




s/ PricewaterhouseCoopers LLP

Spokane, Washington
July 12, 2001